UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 1, 2010

XTREME LINK, INC.
(Exact name of registrant as specified in Charter)

Nevada	.333-148098	20-5240593
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

21-10405 Jasper Avenue Edmonton, Alberta T5J 3S2, Canada
(Address of Principal Executive Offices)

(780) 669-7909
(Issuer Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.

On September 1, 2010, the Registrant entered into a Securities Purchase Agreement (the “Agreement”) with Hong Gao (the “Purchaser”), pursuant to which the Registrant agreed to issue and sell 8,250,000 shares of its common stock, par value $0.001 per share, to the Purchaser for $0.003 per share. At the closing on September 1, 2010, we issued to the Purchaser 8,250,000 shares of common stock (the “Shares”) for gross proceeds of $25,000.

The Agreement includes customary representations and warranties by each party thereto, and a copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Shares were issued to the Purchaser pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from such registration requirements.

As a result of this transaction, the Purchaser acquired control of the Registrant because the common shares issued to her equal to approximately 51.08% of the Registrant’s outstanding common stock on the closing date. As each share of outstanding common stock entitles its holder to one vote, the Purchaser holds the majority of the Registrant’s voting shares.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description

99.1	Securities Purchase Agreement dated September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2010	Xtreme Link, Inc. (Registrant)

	By:	/s/ Terry Hahn
Terry Hahn
Chief Executive Officer